EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                     RULE 15d-14(b) and 18 U.S.C. Sec.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Call-Solutions, Inc.(the "Company") on Form 10-QSBfor the period ended September 30. 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Bashiruddin Usama, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


October  23,  2003


/s/  Dr. Bashiruddin Usama
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Dr. Bashiruddin Usama
Principal Executive Officer
Principal Financial Officer